Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
CRAFTMADE INTERNATIONAL, INC.,
A Delaware corporation
ARTICLE I
STOCKHOLDERS
     1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
          Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware (the “General Corporation Law”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.
          The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.
     2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.
     3. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
     4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.
     5. RECORD DATE FOR STOCKHOLDERS.
          A. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          B. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          C. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. In order to be effective, such written notice must contain the information set forth in Article I, Section 7E hereof as if such stockholder were seeking to have the subject matter of the consent considered at an annual meeting of stockholders. Within 10 days after receipt of a request in proper form and otherwise in compliance with this Section 5 from any stockholder, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 5.C). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5.C or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10 day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5.C, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
          D. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 5, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 5 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).
          E. In the event of the delivery, in the manner provided by this Section 5 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 5 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 5 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
          F. Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 5. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 5, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 5, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 5 with respect to stockholders seeking to take an action by written consent, each stockholder requesting that the Board of Directors set a record date under this Section 5 shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to such action.
     6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.
     7. STOCKHOLDER MEETINGS.
          A. Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within 13 months after the organization of the corporation, and each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.
          B. Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.
          C. Call. Annual meetings and special meetings may be called by a majority of the Board of Directors or by any officer instructed by a majority of the Board of Directors to call the meeting.
          D. Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally, by mail or by electronic transmission, not less than 10 days nor more than 60 days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. Notice by electronic transmission shall be deemed given in the manner provided in Section 232 of the General Corporation Law. If a meeting is adjourned to another time, not more than 30 days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to the transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
          E. Annual Meeting of Stockholders.
               (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified by the corporation’s notice of meeting by or at the direction of the Board of Directors, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
               (2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 7.E(1)(c) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 7.E(2) or Section 7.F) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (D) any short interest of such stockholder or beneficial owner, if any, in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or beneficial owner, if any, that are separated or separable from the underlying shares of the corporation, (F)

any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information in this clause (ii) shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation (A) that the stockholder is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
               (3) Notwithstanding anything in the second sentence of Section 7.E(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
          F. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 7.E(2) of this Bylaw with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          G. General.
               (1) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
               (2) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
               (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 7.E(1)(c) or Section 7.F of this Bylaw.
               (4) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
               (5) Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Bylaw, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual or special meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.
          H. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.
          I. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and, if present and acting, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.
          J. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be authorized by an instrument in writing or by a transmission permitted by law. Any copy, electronic transmission or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
          K. Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

          L. Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.
          M. Voting. Each share of stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.
     8. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.
ARTICLE II
DIRECTORS
     1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.
     2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Board of Directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.
     3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
     4. MEETINGS.
          A. Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.
          B. Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.
          C. Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, or of a majority of the directors in office.
          D. Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
          E. Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.
               Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
          F. Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any and if present and acting, or any other director chosen by the Board of Directors, shall preside.
     5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
     6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.
     7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
ARTICLE III
OFFICERS
     The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

     Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.
     All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.
ARTICLE IV
CORPORATE SEAL
     The corporate seal shall be in such form as the Board of Directors shall prescribe.
ARTICLE V
FISCAL YEAR
     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.
ARTICLE VI
AMENDMENT OF BY-LAWS
     The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors or by the stockholders may be repealed or changed, new By-Laws may be adopted by the stockholders, and the stockholders may prescribe in any By-Law made by them that such By-Law shall not be altered, amended or repealed by the Board of Directors.

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